Keithley Instruments' Shareholders Approve Merger Agreement

CLEVELAND, Nov. 19, 2010 /PRNewswire-FirstCall/ -- Keithley Instruments, Inc. (NYSE: KEI), a world leader in advanced electrical test instruments and systems, announced that, at its special meeting of shareholders held today, the Company's shareholders approved and adopted the Agreement and Plan of Merger, dated as of September 29, 2010, among Danaher Corporation, Aegean Acquisition Corporation and Keithley Instruments and the transactions contemplated thereby.  Approximately 90 percent of the total number of votes represented by the common shares and Class B common shares outstanding and entitled to vote at the special meeting voted in favor of approval and adoption of the merger agreement.  Under the terms of the merger agreement, upon completion of the merger, each outstanding common share and Class B common share of  Keithley  will be converted into the right to receive $21.60 in cash, without interest.

The completion of the merger remains subject to the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act (the "HSR Act") and the satisfaction or waiver of other conditions.  Keithley Instruments also announced that Danaher refiled its HSR Act Premerger Notification and Report form related to the merger on November 15, 2010 to provide the Federal Trade Commission with additional time to review the transaction.  Keithley Instruments and Danaher believe that the status of the FTC review should not affect the anticipated timing of the completion of the transaction during the fourth quarter of 2010.

Forward-looking Statements

Statements in this press release that are not strictly historical, including statements regarding the pending merger, the expected timetable for completing the transaction and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. The factors that could cause actual results to differ materially from those expressed in a forward-looking statement include, among other factors, the risk that regulatory approval that is  required for the proposed merger is delayed, not obtained or is obtained subject to conditions that are not anticipated; the other conditions to the closing of the merger may not be satisfied; the merger may involve unexpected costs or unexpected liabilities; our businesses may suffer as a result of uncertainty surrounding the merger; and we may be adversely affected by other economic, business and/or competitive factors. Additional information on factors that could cause actual results to differ from those anticipated is included in Keithley Instrument's annual report on Form 10-K and quarterly reports on Form 10-Q which are filed with the Securities and Exchange Commission. Keithley Instruments undertakes no obligation to revise forward-looking statements contained herein to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

About Keithley Instruments, Inc.

With more than 60 years of measurement expertise, Keithley Instruments has become a world leader in advanced electrical test instruments and systems.  Our customers are scientists and engineers in the worldwide electronics industry involved with advanced materials research, semiconductor device development and fabrication, and the production of end products such as portable wireless devices.  The value we provide them is a combination of products for their critical measurement needs and a rich understanding of their applications to improve the quality of their products and reduce their cost of test.  We serve customers in more than 80 countries and generated $126.9 million of revenue during our fiscal year ended September 30, 2010.

CONTACT:  Mark J. Plush, Senior Vice President and Chief Financial Officer, +1-440-248-0400